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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this proxy statement/prospectus constituting part of this Registration Statement on Form S-4 of PXRE Group Ltd. of our report dated August 10, 1999 relating to the financial statements of PXRE Group Ltd., which appears in such proxy statement/prospectus. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

                                           PricewaterhouseCoopers

August 18, 1999

Hamilton, Bermuda